               MUTUAL AND RECIPROCAL FINAL RELEASE OF ALL CLAIMS

     This Mutual and Reciprocal Final Release of All Claims is made and entered into by and between Frederick Brewing Company ("Frederick Brewing" or "Plaintiff "), Intertrade Packaging Machinery Corporation ("IPMC"), Salh F. Khan ("Khan"), and John B. Brannen ("Brannen"). (IPMC, Khan and Brannen are collectively referred to as "Defendants").

RECITALS

     A. Frederick Brewing filed suit against the Defendants in the United States District Court for the District of Maryland in a case entitled Frederick Brewing Company v. Intertrade Packaging Machinery Corporation, et al., Case No. MJG-97-2388.

     B. The parties desire to enter into this Mutual and Reciprocal Final Release of All Claims in order to provide for a lump sum payment in full settlement and discharge of the claims as between Plaintiff and Defendants, which are, or might have been, the subject matter of the complaint, upon the terms and conditions set forth below and contained within the Settlement Agreement executed by the parties, and to preserve any and all claims which may exist as between the Defendants, except as provided herein.

     C. The parties executed a Settlement Agreement on December 1, 1997, which is adopted and incorporated by reference herein.

AGREEMENT

     The parties agree as follows:

     1.0 RELEASE AND DISCHARGE

          1.1 In consideration for the payments set forth in Section 2.0, Plaintiff completely releases and forever discharges the Defendants from any and all past, present, or future claims, demands, obligations, actions, causes of action, rights, damages, costs, expenses and compensation of any nature whatsoever, whether based in tort, contract, or other theory of recovery, which the Plaintiff now has, or which may hereafter accrue or otherwise be acquired on account of, or may in any way grow out of, the actions of the Defendants which are the subject of the Complaint, including without limitation, any and all known or unknown claims of the Plaintiff which have allegedly resulted or may result from the alleged or acts or omissions of the Defendant.

          1.2 This release, on the part of the Plaintiff, shall be a fully binding and complete settlement among the Plaintiff and the Defendants and their heirs, assigns and successors.

          1.3 In consideration of the release by the Plaintiff of their claims against the Defendants and the dismissal of their claims with prejudice, the Defendants completely release and forever discharge the Plaintiff from any and all past, present, or future claims, demands, obligations, actions, causes of action, rights, damages, costs, expenses, and compensation of any nature whatsoever, whether based in tort, contract, or other theory of recovery, which the Defendants now have or which may hereafter accrue or otherwise be acquired on account of, or may in any way grow out of, the actions of the plaintiff which are the subject of the Complaint, including without limitation, any and all known or unknown claims of the Defendants which have allegedly resulted or may result from the alleged acts or omissions of the Plaintiff.

          1.4 This release, on the part of the Defendants, shall be a fully binding and complete settlement among the Defendants and the Plaintiff and their heirs, assigns and successors.

          1.5 The Plaintiff and Defendants acknowledge and agree that the release and discharge set forth above is a general release as between the Plaintiff and the Defendants. The Plaintiff and Defendants expressly waive and assume the risk of any and all claims for damages which exist as of this date, but of which the Plaintiff and Defendants do not know or suspect to exist, as between Plaintiff and Defendants, whether through ignorance, oversight, error, negligence or otherwise, and which, if known, would materially affect the decision of the Plaintiff and Defendants to enter into this Mutual and Reciprocal

     Final Release of All Claims. The Plaintiff and Defendants further agree that the Plaintiff has accepted payment of the sum specified in the Settlement Agreement executed by and between the parties as a complete compromise of matters involving the disputed issues of law or fact.

          1.6 IPMC and Khan expressly reserve any and all claims which they may have as against Brannen as a result of this action or otherwise, and preserve the right to pursue any and all claims as against Brannen.

          1.7 Brannen expressly reserves any and all claims which he may have as against IPMC and/or Khan as a result of this action or otherwise, and preserves the right to pursue any and all claims as against them, except as provided in Paragraph 3.0.

          1.8 It is understood and agreed to by the parties that this settlement is a compromise of doubtful and disputed claims, and the payment is not to be construed as an admission of liability on the part of any party, by whom liability is expressly denied.

          1.9 The terms of this Release are contractual and are not a mere recital. There are no agreements, understandings, or representations made by Plaintiff and/or Defendants, their agents, officers, employees, servants, representatives, related companies, or successor corporations, except as expressly stated herein and in the Settlement Agreement executed by and between the parties.

          1.10 Each provision of this Mutual and Reciprocal Final Release of All Claims is intended to be severable. If any term or provision is held to be invalid, void, or unenforceable by a court of competent jurisdiction for any reason whatsoever, such ruling shall not affect the validity of the remainder of this release.

     2.0 LUMP SUM PAYMENT

          In consideration of the releases and discharges set forth above, the Defendants agree to pay the Plaintiff the sum of One Hundred Ninety Thousand Dollars ($190,000.00) as set forth in the Settlement Agreement executed by and between the parties. Frederick Brewing acknowledges receipt of the One Hundred Ninety Thousand Dollars ($190,000.00).

     3.0 ATTORNEY'S FEES

          Brannen hereby releases and discharges IPMC and Khan from any and all liability for his attorneys' fees and costs related to this litigation, including all attorneys' fees and costs arising from the actions of his counsel in connection with the transfer of this action, answering the Complaint, the discovery process, the Settlement Agreement, this Mutual and Reciprocal Final Release of All Claims and the filing of a Dismissal of the Complaint and all related matters.

     4.0 REPRESENTATION OF COMPREHENSION OF SETTLEMENT AGREEMENT AND MUTUAL AND RECIPROCAL FINAL RELEASE OF ALL CLAIMS

          In entering into the Settlement Agreement and this Mutual and Reciprocal Final Release of All Claims, the Plaintiff and Defendants represent that they have read the Settlement Agreement and this Mutual and Reciprocal Final Release of All Claims and that they understand the terms of the Settlement Agreement and this Mutual and Reciprocal Final Release of All Claims and that they voluntarily accept these terms.

     5.0 ENTIRE AGREEMENT AND SUCCESSORS IN INTEREST

          The Settlement Agreement and this Mutual and Reciprocal Final Release of All Claims contains the entire agreement between the Plaintiff and the Defendants with regard to matters set forth herein and it shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, and successors and assigns of each.

     6.0 COUNTERPARTS

          This Mutual and Reciprocal Final Release of All Claims may be executed in several counterparts and, if so executed, shall constitute one agreement binding upon all of the parties hereto, notwithstanding that all are not signatories to the same original document or the same counterpart.

     IN WITNESS WHEREOF, the parties have executed this Mutual and Reciprocal Final Release of All Claims as of this 19th day of December 1997.

WITNESS:                                               FREDERICK BREWING COMPANY

                 /s/ JOYCE HOLLOWAY                                  By: /s/ KEVIN E. BRANNON
-----------------------------------------------------    -------------------------------------------------
                   Joyce Holloway                                        Kevin E. Brannon
                                                               Chairman and Chief Executive Officer

WITNESS:                                               INTERTRADE PACKAGING MACHINERY CORPORATION

                /s/ THOMAS H. WALTERS                                  By: /s/ SALH F. KHAN
-----------------------------------------------------    -------------------------------------------------
                  Thomas H. Walters                                        Salh F. Khan
                                                                             President

ATTEST:

                /s/ THOMAS H. WALTERS                                    /s/ SALH F. KHAN
-----------------------------------------------------  -----------------------------------------------------
                  Thomas H. Walters                                        Salh F. Khan

ATTEST:

                /s/ CATHY M. PREVATTE                                   /s/ JOHN B. BRANNEN
-----------------------------------------------------  -----------------------------------------------------
                  Cathy M. Prevatte                                       John B. Brannen